                                                       Exhibit 1(a)


                          $300,000,000
                CONSTELLATION ENERGY CORPORATION
                        MEDIUM-TERM NOTES
                            SERIES F
                        AGENCY AGREEMENT


                        __________, 1997


Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center
12th Floor
New York, New York  10285-1200

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York  10281


Dear Sirs:

     1. Introduction. Constellation Energy Corporation, a Maryland and Virginia corporation (the "Corporation"), confirms its agreement with Lehman Brothers, Lehman Brothers Inc.;
Goldman, Sachs & Co.; and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Corporation of up to $300,000,000 aggregate principal amount of its Medium-Term Notes, Series F registered under the registration statement referred to in
Section 2(a) (the "Notes"). The Notes will be issued under an indenture, dated as of April 4, 1997 (the "Indenture"), between the Corporation and The Bank of New York (the "Trustee").

        The Notes shall have the maturity ranges (which shall be from nine months to thirty years), annual interest rates, redemption provisions and other terms set forth in the Prospectus referred to in Section 2(a) as it may be supplemented from time to time. The Notes will be issued, and the terms thereof established, from time to time by the Corporation in accordance with the Indenture, the Notes and the Procedures (as defined in Section 3(d) hereof).

    2.   Representations and Warranties of the Corporation.   The
Corporation represents and warrants to, and agrees with, each Agent as follows:

        (a) A registration statement on Form S-3 (No. 333-_____), covering $300 million principal amount of the Notes, including a prospectus, has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, including (i) the prospectus included therein dated ____________ (such prospectus including each document incorporated by reference therein, as may be amended or supplemented from time to time, is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, as may be amended or supplemented from time to time, are hereinafter called the "Registration Statement." Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

       (b) The Registration Statement conforms in all respects to the requirements of the Securities Act of 1933, as amended ("Act"), and the pertinent published rules and regulations of the Commission thereunder ("33 Act Rules and Regulations") and the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, and at each of the times of (i) acceptance referred to in Section 6(a) hereof, (ii) delivery referred to in
Section 6(e) hereof and (iii) amendment or supplement referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as "Representation Date"), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the 33 Act Rules and Regulations and none of such documents will contain an untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Corporation by any Agent specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the pertinent published rules and regulations thereunder ("Exchange Act Rules and Regulations"). Any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   3.   Appointment as Agent; Solicitations as Agent.

       (a) Subject to the terms and conditions stated herein, the Corporation hereby appoints each of the Agents as an agent of the Corporation for the purpose of soliciting or receiving offers to purchase the Notes from the Corporation by others.

        (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Corporation, to use all reasonable efforts when requested by the Corporation to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

         Upon receipt of notice from the Corporation as contemplated by Section 4(b) hereof, each Agent shall suspend its solicitation of purchases of Notes until such time as the Corporation shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised each Agent that such solicitation may be resumed.

         The Corporation reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of notice from the Corporation, the Agents will use their best efforts promptly to suspend solicitation of offers to purchase Notes from the Corporation, but in no event later than one business day after notice, until such time as the Corporation has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or a Sunday or a day on which banking institutions in The City of New York and the City of Baltimore are authorized or required by law or executive order to be closed.

        The Agents are authorized to solicit offers to purchase Notes only in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and at a purchase price which, unless otherwise specified in a supplement to the Prospectus, shall be equal to 100% of the principal amount thereof. Each Agent shall communicate to the Corporation, orally or in writing, each reasonable offer to purchase Notes received by it as Agent. The Corporation shall have the sole right to accept offers to purchase the Notes and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Corporation, to reject any offer to purchase Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

        No Note which the Corporation has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold, by the Corporation until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

       (c) At the time of delivery of, and payment for, any Notes sold by the Corporation as a result of a solicitation made by, or offer to purchase received by, an Agent, the Corporation agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

       (d) Administrative procedures respecting the sale of Notes (the "Procedures") shall be agreed upon from time to time by the Agents and the Corporation. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Corporation and the Agents. Each Agent and the Corporation agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Corporation will furnish a copy of the Procedures as from time to time in effect to the Trustee which will act as the authenticating agent and the agent for payment, registration and notice with respect to the Notes pursuant to the Indenture and the agent for calculating interest rates with respect to floating rate notes pursuant to the Interest Calculation Agency Agreement dated as of ________ (the "Interest Calculation Agency Agreement").

        (e) The documents required to be delivered by Section 5 hereof shall be delivered at the offices of the Corporation, 39
W. Lexington Street, Baltimore, Maryland, 21201, not later than 5:00 P.M., Baltimore time, on the date of this Agreement or at such later time as may be mutually agreed by the Corporation and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchases of Notes hereunder, such time and date being herein called the "Closing Date."

    4. Certain Agreements of the Corporation. The Corporation agrees with the Agents that it will furnish to Cahill Gordon & Reindel, counsel for the Agents, one signed copy of the Registration Statement, including all exhibits and all documents incorporated by reference, in the form it became effective and of all amendments thereto and that, in connection with each offering of Notes, it will take the following actions:

       (a) From the time solicitation regarding sale of the Notes is begun until all of the Notes have been sold (i) the Corporation will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus by means of a post-effective amendment, sticker, or supplement (except post-effective amendments, supplements, and stickers relating solely to interest rates or maturities of Notes) but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus; (ii) the Corporation will afford the Agents a reasonable opportunity to comment on any such proposed post-effective amendment, sticker, or supplement;
(iii) the Corporation will advise each Agent of the filing of any such post-effective amendment, sticker, or supplement; and (iv) the Corporation will (x) advise each Agent of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, (y) use its best efforts to prevent the issuance of any such stop order, and (z) if a stop order is issued, to obtain its lifting as soon as possible.

        (b) If from the time solicitation regarding sale of the Notes is begun until all of the Notes have been sold, the Corporation shall determine that it is necessary to suspend solicitation of the Notes because of the occurrence of an event that results in the Prospectus either (x) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements in such Prospectus, in light of the circumstances under which they were made when such Prospectus was delivered, not misleading, or (y) failing to comply with the Act, then the Corporation will promptly notify each Agent to suspend solicitation of purchases of the Notes. Notwithstanding Section 4(a) if the Corporation shall determine to amend or supplement the Registration Statement or Prospectus to correct such result, it will advise each Agent promptly and afford the Agents a reasonable opportunity to discuss and comment upon the nature of the disclosure in such amendment or supplement. Notwithstanding the foregoing, if at the time of any notification to suspend solicitations (i) this Agreement shall be in effect and any Agent shall own any of the Notes with the intention of reselling them, or (ii) the Corporation has accepted an offer to purchase Notes but the related settlement has not occurred, then the Corporation, subject to the provisions of
Section 4(a) of this Agreement, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance.

        (c) The Corporation, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will furnish to each Agent promptly after timely filing with the Commission all documents required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except those filings associated with employee benefit plans). The Corporation will immediately notify each Agent of any downgrading in the rating of the Notes or any other debt securities of the

Corporation, or any proposal to downgrade the rating of the Notes or any other debt securities of the Corporation, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Corporation learns of such downgrading or proposal to downgrade.

        (d) The Corporation will furnish to each Agent copies of the Registration Statement, including all exhibits except those incorporated by reference, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

        (e) The Corporation will use its best efforts to obtain the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Corporation shall not be required to qualify as a foreign corporation or to file any consent to service of process under the laws of any jurisdiction or to comply with any other requirements deemed by the Corporation to be unduly burdensome.

        (f) So long as any Notes are outstanding, the Corporation will furnish to the Agents: (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Corporation filed with the Commission under the Exchange Act or mailed to shareholders, and (iii) from time to time, such other information concerning the Corporation as you may reasonably request.

        (g) The Corporation will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse each Agent for any expenses (including Blue Sky fees and disbursements of counsel which will not in the aggregate exceed $6,000) incurred by it in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto, for any filing fees charged by investment rating agencies for the rating of the Notes, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Notes, and for the reasonable fees and disbursements of counsel to the Agents.

        (h) Not later than 45 days after the end of the 12-month period beginning at the end of any fiscal quarter of the Corporation in which the Closing Date or any other Representation Date occurs, the Corporation will make generally available to its security holders an earnings statement (which need not be audited) covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act.

    5. Conditions of Obligations of Agents. The obligation of each Agent under this Agreement at any time to solicit offers to purchase the Notes is subject to the accuracy of the representations and warranties of the Corporation herein on the date hereof, on each Representation Date and on the date of each such solicitation, to the accuracy of the statements of the Corporation's officers made pursuant to the provisions hereof on each such date, to the performance by the Corporation of its obligations hereunder on or prior to each such date, and to each of the following additional conditions precedent:

        (a) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Corporation or any Agent, shall be contemplated by the Commission.

       (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Agent, is material or omits to state a fact which, in the opinion of such Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (c) There shall not have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange other than a temporary suspension in trading to provide for an orderly market, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Corporation on any exchange or in the over-the-counter market; (ii) any banking moratorium declared by Federal or New York authorities; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of such Agents, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales of, Notes.

       (d) At the Closing Date, the Agents shall have received an opinion, dated the Closing Date, of counsel of the Corporation, (relying on Piper and Marbury as to Virginia law)to the effect that:

           (i) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and the Commonwealth of Virginia, with power and authority (corporate and other) to own its respective properties and conduct its respective businesses as described in the Prospectus; and the Corporation is duly qualified to do business as a foreign corporation in good standing in the Commonwealth of Pennsylvania, the District of Columbia and all other jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material and adverse impact on its financial condition;

           (ii) The Indenture has been duly authorized, executed and delivered by the Corporation, and is a valid instrument, legally binding on the Corporation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity;

           (iii) The issuance and sale of Notes have been duly authorized by all necessary corporate action of the Corporation. The Notes (assuming that they have been duly authenticated by the Trustee or a duly designated Authentication Agent under the Indenture, which fact counsel need not verify by an inspection of the Notes), when issued in accordance with the provisions of this Agreement and the Indenture, will be duly issued and constitute legal, valid and binding obligations of the Corporation enforceable in accordance with their terms and are entitled to the benefits provided by the Indenture, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and by general principles of equity;

           (iv) The Registration Statement has become effective under the Act and (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; (b) the Registration Statement (as of its effective date) and the Prospectus (as of the date of this Agreement) appeared to comply as to form in all material respects with the requirements of Form S-3 under the Act and the 33 Act Rules and Regulations and the Trust Indenture Act; (c) such counsel has no reason to believe that either the Registration Statement as of its effective date or the Prospectus as of the date of this Agreement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
       (d) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (e) such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel, in addressing the matters covered in this paragraph (iv), need express no opinion as to the financial statements or other financial and statistical information contained in the Registration Statement or the Prospectus or incorporated therein or attached as an exhibit thereto or as to the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Indenture;

           (v) The approvals of the Public Service Commission of Maryland and the Public Service Commission of the District of Columbia necessary for the valid issuance by the Corporation of Notes pursuant to this Agreement have been obtained and continues in full force and effect. The Corporation has received the approval of the Federal Energy Regulatory Commission ("FERC") for the issuance of Notes on or before December 31, 1998 with maturities of not more than 12 months after the date of issuance and the approval of FERC will be required for the issuance of any Notes having such maturities after December 31, 1998.
       Such counsel knows of no other approval of any other regulatory authority which is legally required for the valid offering, issuance, sale and delivery of the Notes by the Corporation under this Agreement (except that such opinion need not pass upon the requirements of state securities acts);

           (vi) To the best of such counsel's knowledge and belief, the consummation of the transactions contemplated in this Agreement and the compliance by the Corporation with all the terms of the Indenture did not and will not result in a breach of any of the terms or provisions of, or constitute a default under, the Corporation's Charter or By-Laws or any indenture, mortgage or deed of trust or other agreement or instrument to which the Corporation is a party;

           (vii) Each of this Agreement, the Interest Calculation
       Agency Agreement and the Letter of Representations has been duly authorized, executed and delivered by the Corporation;

           (viii) The Indenture is duly qualified under the Trust
       Indenture Act;

           (ix) The issuance, sale and delivery of the Notes as contemplated by this Agreement are not subject to the approval of the Commission under the provisions of the

       Public  Utility  Holding Company Act of 1935,  as  amended
       (the "1935 Act"); and

           (x) The Notes and Indenture conform as to legal matters with the statements concerning them in the Registration Statement and Prospectus under the caption
       "DESCRIPTION OF NOTES" and on the cover page of the Prospectus.

        (e) At the Closing Date, the Agents shall have received a certificate, dated the Closing Date, of the Chairman of the Board, Chief Executive Officer, Vice Chairman, President, any Vice President or the Treasurer and a principal financial or accounting officer of the Corporation in which such officers, to the best of their knowledge after reasonable investigation and relying upon opinions of counsel to the extent legal matters are involved, shall state that (i) the representations and warranties of the Corporation in this Agreement are true and correct in all material respects, (ii) the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date,
(iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operations of the Corporation, except as set forth or contemplated in the Prospectus or as described in such certificate.

        (f) At the Closing Date, the Agents shall have received letters, dated the Closing Date, of Coopers & Lybrand related to Baltimore Gas and Electric Company and Price Waterhouse related to Potomac Electric Power Company, confirming that they are independent public accountants within the meaning of the Act and the 33 Act Rules and Regulations, and stating in effect that for the respective companies that:

           (i) In their opinion, the consolidated financial statements and supporting schedules audited by them which are included in the company's Form 10-K ("Form 10-K"), which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

           (ii)  On  the  basis of procedures specified  in  such
       letter (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors and the Executive Committee of the company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, performing the procedures specified in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited interim consolidated financial statements of the company incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of the company, and making inquiries of certain officials of the company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (2) at the date of the latest available balance sheet not incorporated by reference in the Registration Statement there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets or common shareholders' equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, the ratio of earnings to fixed charges (measured on the most recent twelve month period), or in earnings per share of common stock except in all instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than five days prior to the Closing Date, there was any change in the capital stock or long-term debt of the company or, at such date, there was any decrease in net assets of the company as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than five days prior to the Closing Date, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in earnings applicable to common stock, except in all cases for instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; and

           (iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the company) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the company, except as described in such letter.

        (g) The Agents shall have received from Cahill Gordon & Reindel, counsel for the Agents, an opinion dated the Closing Date, with respect to the matters referred to in paragraph 5(d) subheadings (ii), (iii), (iv)b, (v), (vii), (viii) and (x) and such other related matters as you may require and the Corporation shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

        In rendering such opinion, Cahill Gordon & Reindel may rely, as to the incorporation of the Corporation, the approval of the Public Service Commission of Maryland and the Public Service Commission of the District of Columbia required for the issuance, sale and delivery of the Notes, and all other matters governed by the laws of the State of Maryland and the Commonwealth of Virginia, the applicability of the 1935 Act and the approval of FERC for the issuance, sale and delivery of the Notes, upon the opinion of counsel for the Corporation referred to above.

        In addition, such counsel shall state that such counsel has participated in conferences with officers, counsel and other representatives of the Corporation, representatives of the independent certified public accountants for the Corporation and representatives of the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in their opinion rendered pursuant to subheading (x) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Corporation), no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement (as of its effective date) or the Prospectus (as of the date of this Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements therein not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical information included in the Registration Statement or Prospectus or incorporated therein or as to the Statement of Eligibility and Qualification on Form T-l of the Trustee under the Indenture).

        (h) The approvals of the Public Service Commission of Maryland and the Public Service Commission of the District of Columbia necessary for the valid issuance of Notes by the Corporation pursuant to this Agreement have been obtained and continue in full force and effect. The Corporation has received the approval of FERC for the issuance of Notes on or before December 31, 1998 with maturities of not more than 12 months after the date of issuance and the approval of FERC will be obtained before the issuance of any Notes after December 31, 1998 having such maturities.

         The Corporation will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as the Agents reasonably request.

   6. Additional Covenants of the Corporation. The Corporation agrees that:

       (a) Each acceptance by the Corporation of an offer for the purchase of Notes shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Corporation of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Corporation that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes and of any other Notes to be issued on or prior to such settlement date, the aggregate amount of Notes which have been issued and sold by the Corporation will not exceed the amount of Notes registered pursuant to the Registration Statement.

        (b) From the time solicitation regarding the sale of the Notes is begun until all of the Notes have been sold, each time the Corporation (i) amends or supplements the Registration Statement or the Prospectus (other than in reference solely to interest rates or maturities of Notes) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; and (iv) files a report on Form 8-K under the Exchange Act (the date of filing each of the aforementioned documents is referred to as a "Representation Date"); the Corporation shall furnish the Agents (but in the case of (iv) above only if requested by the Agents) with a certificate of the Chairman, Chief Executive Officer, Vice Chairman, President, any Vice President or the Treasurer and a principal financial or accounting officer of the Corporation, in form satisfactory to the Agents, to the effect that on the
Representation Date, to the best of their knowledge after reasonable investigation and relying upon opinions of counsel to the extent legal matters are involved, (i) the representations and warranties of the Corporation in this Agreement are true and correct in all material respects; (ii) the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Representation Date; (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operations of the Corporation, except as set forth in or contemplated by the Prospectus or as described in such certificate.

        (c) From the time solicitation regarding the sale of the Notes is begun until all of the Notes have been sold, at each Representation Date referred to in Section 6(b) (i) or (ii) and, only if requested by the Agents, at each Representation Date referred to in Section 6(b) (iii) or (iv), the Corporation shall concurrently furnish the Agents with a written opinion or opinions of counsel for the Corporation, dated the Representation Date or the date of such filing, in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish the Agents with a letter to the effect that the Agents may rely on a prior opinion delivered under Section 5(d) or this Section 6(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

        (d) From the time solicitation regarding the sale of the Notes is begun until all of the Notes have been sold, at each Representation Date referred to in Section 6(b) (i) or (ii) and, only if requested by the Agents, at each Representation Date referred to in Section 6(b) (iii) or (iv), but in each case only if such documents referred to in Section 6(b) include additional financial information, the Corporation shall cause Coopers & Lybrand and Price Waterhouse each concurrently to furnish the
Agents with a letter, addressed jointly to the Corporation and the Agents and dated the Representation Date or the date of such filing, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(f) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Corporation; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Coopers & Lybrand and Price Waterhouse may limit the scope of such letters to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letters, in which event such letters shall also cover such other information and procedures as shall be agreed upon by the Agents.

        (e) On each settlement date for the sale of Notes, the Corporation shall, if requested by an Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date, furnish such Agent with a written opinion of the General Counsel or an Associate General Counsel of the Corporation, dated the date of delivery thereof, in form satisfactory to such Agent, to the effect set forth in clauses
(i), (ii), (iii) and (v) of Section 5(d) hereof, but modified, as necessary, to relate to the Prospectus as amended or supplemented at such settlement date and except that such opinion shall state that the Notes being sold by the Corporation on such settlement date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clauses (ii) and (iii) of Section 5(d) hereof, and conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

       (f) The Corporation agrees that any obligation of a person who has agreed to purchase Notes to make payment for and take delivery of such Notes shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Corporation's representations and warranties deemed to be made to the Agents pursuant to Section 2 and the last sentence of subsection (a) of this Section 6; (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b), (c) and (h), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person; (iii) the absence of any change or development involving a prospective change, not contemplated by the Prospectus, in or affecting particularly the business or properties of the Corporation which materially impairs the investment quality of the Notes; and (iv) no downgrading in the rating of the Corporation's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act).


   7.  Indemnification and Contribution.

        (a) The Corporation will indemnify and hold harmless each Agent and each person if any, who controls any Agent within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable to such Agent or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Corporation by such Agent or such controlling person specifically for use therein unless such loss, claim, damage or liability arises out of the offer or sale of Notes occurring after such Agent or controlling person has notified the Corporation in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which the Corporation may otherwise have.

        (b) Each Agent will indemnify and hold harmless the Corporation, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Corporation within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Corporation or any such director, officer or controlling person may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Corporation by such Agent specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Agent will not be liable to the Corporation or any such director, officer or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of the offer or sale of Notes occurring after such Agent has notified the Corporation in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under (a) and (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        (d) If recovery is not available under the foregoing indemnification provisions of this Section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section ll(f) of the
Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Notes (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Corporation and the Agents and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Agent or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Notes, distributed to the public through it pursuant to this Agreement or upon resale of Notes purchased by it from the Corporation, less the aggregate amount of any damages which such Agent or such controlling person has otherwise been required to pay in respect to the same claim or substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent and each controlling person in this subsection (d) to contribute are several, in the same proportion which the amount of the Notes which are the subject of the action and which were distributed to the public through such Agent or such controlling person pursuant to this Agreement bears to the total amount of such Notes distributed to the public through any other Agent or controlling person pursuant to this Agreement, and not joint.

    8. Status of Each Agent. In soliciting offers to purchase the Notes from the Corporation pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 11), each Agent is acting individually and not jointly and is acting solely as agent for the Corporation and not as principal. Each Agent will use all reasonable efforts to assist the Corporation in obtaining performance by each purchaser whose offer to purchase Notes from the Corporation has been solicited by such Agent and accepted by the Corporation, but such Agent shall have no liability to the Corporation in the event any such purchase is not consummated for any reason. If the Corporation shall default on its obligations to deliver Notes to a purchaser whose offer it has accepted, the Corporation (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Corporation, and (ii), in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

    9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Corporation or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Corporation or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Notes. If this

Agreement is terminated pursuant to Section 10 or for any other reason, the Corporation shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g) and the obligations of the Corporation under Sections 4(f) and (h) and the respective obligations of the Corporation and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Notes with the intention of reselling them or (ii) after the Corporation has accepted an offer to purchase Notes and prior to the related settlement, the obligations of the Corporation under the last sentence of Section 4(b), under Sections 4(a), 4(c), 4(d), 4(e), 6(a), 6(e) and 6(f)
and, in the case of a termination occurring as described in (ii) above, under Section 3(c) and under the last sentence of Section 8, shall also remain in effect.

    10. Termination. This Agreement may be terminated for any reason at any time by the Corporation as to any Agent or, in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Notes placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Corporation, to take the steps therein provided to be taken by such Agent in connection with such settlement.

    11. Other Sales and Purchases of Notes. From time to time, any Agent may agree with the Corporation to purchase all or a portion of Notes from the Corporation as an underwriter (acting either alone or in conjunction with one or more investment banking firms) for resale to the public. In this event, such purchase shall be made in accordance with the terms of a separate agreement to be entered into between such Agent and the Corporation in substantially the form attached hereto as Exhibit C.

        Without the oral consent (confirmed in writing) of the Corporation, no Agent shall have the right to purchase all or a portion of the Notes for its own account. In the event the Corporation consents to such purchase, the purchase shall be made in accordance with the terms of a separate agreement to be entered into between such Agent and the Corporation in substantially the form attached hereto as Exhibit D.

        Nothing in this Agreement shall prohibit the sale of all or a portion of Notes directly by the Corporation to any person or entity without the involvement of any of the Agents or from entering into similar agreements with other firms as agents.

        The Corporation will not appoint another agent without providing each Agent with at least one business day's notice.

    12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Lehman Brothers Inc. shall be mailed, delivered or telecopied to it at 3 World Financial Center, 12th Floor, New York, New York 10285-1200, telecopier, (212) 528-1718, Attention: Medium-Term Note Department; notices to Goldman, Sachs & Co. shall be mailed, delivered or telecopied to it at 85 Broad Street, New York, New York 10004, telecopier, (212)902-3000, Attention: Registration Department; notices to Merrill Lynch & Co. shall be mailed, delivered or telecopied to it at 250 Vesey Street, New York, New York 10281, telecopier, (212) 449-2234, Attention: MTN Product Management; and notices to the Corporation shall be mailed, delivered or telecopied to it at 39 W. Lexington Street, Baltimore, Maryland 21201, telecopier, (410) 234-5367, Attention:
Treasurer, 8th Floor, Gas and Electric Building, or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

    13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Notes from the Corporation, and no other person will have any right or obligation hereunder.

    14. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

    If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.



                            Very truly yours,

                            CONSTELLATION ENERGY CORPORATION

                            By: _____________________________


CONFIRMED AND ACCEPTED, as of the
   date first above written:


LEHMAN BROTHERS INC.

By: _____________________


GOLDMAN, SACHS & CO.

_______________________

Goldman, Sachs & Co.


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: ___________________

                                             Exhibit A
                                             to Agency Agreement



    The Corporation agrees to pay any Agent a commission equal to the following percentage of the principal amount of Notes sold to purchasers solicited by such Agent:

                                      Commission Rate
                                      (as a percentage of
               Term                    principal amount)
   -------------------------------    ------------------

   9 months to less than 12 months           .125
   12 months to less than 18 months          .15
   18 months to less than 24 months          .20
   2 years to less than 3 years              .25
   3 years to less than 4 years              .35
   4 years to less than 5 years              .45
   5 years to less than 7 years              .50
   7 years to less than 10 years             .55
   10 years to less than 15 years            .60
   15 years to less than 20 years            .65
   20 years through 30 years                 .75

                                             Exhibit B
                                             to Agency Agreement



Exhibit B to the Agency Agreement will be added at the time the Agency Agreement is signed and will consist of administrative procedures agreed on by the Corporation and the Agents.

                                             Exhibit C
                                             to Agency Agreement





                CONSTELLATION ENERGY CORPORATION

                   MEDIUM-TERM NOTES, SERIES F

                   FORM OF PURCHASE AGREEMENT

                            INCLUDING

                  STANDARD PURCHASE PROVISIONS

                CONSTELLATION ENERGY CORPORATION

                   MEDIUM-TERM NOTES, SERIES F

                       PURCHASE AGREEMENT



                    ________________________
                             (Date)



Constellation Energy Corporation
39 W. Lexington Street
Baltimore, Maryland  21201

Dear Sirs:

    Referring to the Medium-Term Notes, Series F of Constellation Energy Corporation (the "Corporation") covered by the registration statement on Form S-3 (No. 333-______), (such registration statement, including (i) the prospectus included therein, dated _________________, as supplemented by a prospectus supplement dated ____________ in the form first filed under Rule 424(b) (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, is hereinafter called the "Registration Statement") on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally, and the Corporation agrees to sell to the Purchasers, severally, the respective principal amounts of the Corporation's Medium-Term Notes, Series F having the terms described below (the "Purchased Notes") set forth opposite the name of each Purchaser on Schedule A hereto.

     The price at which the Purchased Notes shall be purchased from the Corporation by the Purchasers shall be ______% of the principal amount plus accrued interest, if any, from _____________. The initial public offering price shall be _____% of the principal amount plus accrued interest, if any, from ____________________. The Purchased Notes will be offered by the Purchasers as set forth in the Prospectus Supplement relating to such Purchased Notes.

    The Purchased Notes will have the following terms:

    Fixed Interest rate (if applicable): ________ % per annum
                                         (accruing from     )
    Floating Interest Rate (if applicable):

            Interest Rate Basis:         ___________________

            Spread:                      ___________________

            Spread Multiplier:           ___________________

            Index Maturity:              ___________________

            Initial Interest Rate:       ___________________

            Maximum Interest Rate:       ___________________

            Minimum Interest Rate:       ___________________

            Interest Reset Dates:        ___________________

            Interest Determination Dates:___________________

            Calculation Agent:           ___________________

        Interest Payment Dates:          ___________________

        Stated Maturity:                 ___________________

        Redeemable by the              Redemption Prices
        Corporation on or after:       (% of Principal Amount):

            ______________               ___________________
            ______________               ___________________
            ______________               ___________________

        Subject to Repurchase by
        the Corporation at the           Repurchase Prices
        option of the holder on:         (% of Principal Amount)

            ______________               ___________________
            ______________               ___________________
            ______________               ___________________

        The "Closing Date" shall be:     ___________________

        The place to which the
        Purchased Notes may be
        checked, packaged and
        delivered shall be:               __________________


         Notices to the Purchasers shall be sent to the following address(es) or telecopier number(s):




     If we are acting as Representative(s) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with the transactions contemplated in this Agreement, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Purchasers.

     All of the provisions contained in the document entitled "Constellation Energy Corporation Standard Purchase Provisions," a copy of which has been previously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Corporation and the several Purchasers in accordance with its terms.

                                 Very truly yours,


                                 [Firm Name]

                                 By __________________________

                                 Title: _______________________

                                 Acting on behalf of and as
                                 Representative(s) of the
                                 several Purchasers named in
                                 Schedule A hereto.*

The foregoing Purchase
Agreement is hereby confirmed
as of the date first above
written

CONSTELLATION ENERGY CORPORATION


By _______________________

Title: _____________________


____________

* To be deleted if the Purchase Agreement is not executed by one or more Purchasers acting as Representative(s) of the Purchasers for purposes of this Agreement.

                           SCHEDULE A


Name of Purchaser                                    Amount
_________________                                    ______





                                                  __________

Total                                            $
                                                  ===========

                CONSTELLATION ENERGY CORPORATION
                  STANDARD PURCHASE PROVISIONS
                  ____________________________


         From time to time, Constellation Energy Corporation, a Maryland and Virginia corporation ("Corporation") may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

         1. Introductory. The Corporation proposes to issue and sell from time to time its Medium-Term Notes, Series F ("Notes") registered under the registration statement referred to in
Section 2(a). The Notes will be issued under an Indenture, dated as of April 4, 1997, between the Corporation and The Bank of New York, as Trustee (the "Indenture"). The Notes will be sold to the Purchasers for resale in accordance with the terms of the offering determined at the time of the sale. The Notes involved in any such offering are hereinafter referred to as the "Purchased Notes," and the firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the "Purchasers" of such Purchased Notes. The terms "you" and "your" refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule A thereto, as the case may be.

         2. Representations and Warranties of the Corporation. The Corporation represents and warrants to and agrees with each Purchaser that:
        (a) A registration statement on Form S-3 (No. 333-_____), covering $300 million principal amount of the Notes, including a prospectus has been filed with the Securities and Exchange Commission ("Commission") and has become effective. The terms Registration Statement and Prospectus shall have the meanings ascribed to them in the Purchase Agreement.

        (b) The Registration Statement conforms in all respects to the requirements of the Securities Act of 1933, as amended ("Act"), and the pertinent published rules and regulations of the Commission thereunder ("33 Act Rules and Regulations")
    and the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Corporation by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the pertinent published rules and regulations thereunder
    ("Exchange Act Rules and Regulations"). Any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3. Delivery and Payment. The Corporation will deliver the Purchased Notes to you for the accounts of the Purchasers, at the offices of the Trustee (at the place specified in the Purchase Agreement) against payment of the purchase price by certified or official bank check or checks in same day or New York or Baltimore Clearing House funds drawn to the order of the Corporation, at the office of the Corporation, 39 W. Lexington Street, Baltimore, Maryland, at the time set forth in this Agreement or at such other time not later than seven full business days thereafter as you and the Corporation determine, such time being herein referred to as the "Closing Date." The Purchased Notes so to be delivered will be in definitive fully registered form registered in such denominations, of $1,000 or multiples thereof, and in such names as you request in writing not later than 3:00 p.m., New York Time, on the third full business day prior to the Closing Date, or, if no such request is received, in the names of the respective Purchasers in the amounts agreed to be purchased by them pursuant to this Agreement. The Corporation shall make the Purchased Notes available for checking and packaging at the offices of the Trustee (at the place specified in the Purchase Agreement) prior to the Closing Date and, unless prevented from doing so by circumstances beyond its control, not later than 2:00 p.m., New York Time, on the business day next preceding the Closing Date. If you request that any Purchased Notes be issued in a name or names other than that of the Purchaser agreeing to purchase such Purchased Notes hereunder, the Corporation shall not be obligated to pay any transfer taxes resulting therefrom. The Notes may also be represented by a permanent global Note or Notes, registered in the name of The Depository Trust Corporation, as depositary (the "Depositary"), or a nominee of the Depositary (each such Note represented by a permanent global Note being referred to herein as a "Book-Entry Note"). Beneficial interests in Book-Entry Notes will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary's participants.

         4. Offering by the Purchasers. The several Purchasers propose to offer the Purchased Notes for sale to the public as set forth in the Prospectus.

         5.   Covenants  of  the  Corporation.   The  Corporation
covenants and agrees with the several Purchasers that:

        (a) It will promptly cause the Prospectus to be filed with the Commission as required by Rule 424.

        (b) For as long as a prospectus relating to the Purchased Notes is required to be delivered under the Act, if any event relating to or affecting the Corporation or of which the Corporation shall be advised in writing by the Purchasers shall occur which, in the Corporation's opinion, should be set forth in a supplement or amendment to the Prospectus in order either to make the Prospectus comply with the requirements of the Act or which would require the making of any change in the Prospectus so that as thereafter delivered to purchasers such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Corporation will promptly amend or supplement the Prospectus by either (i) preparing and filing with the Commission supplement(s) or amendment(s) to the Prospectus, or (ii) making an appropriate filing pursuant to the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, the Prospectus when the Prospectus is delivered to a purchaser will comply with the Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to any such filing, the Corporation shall give oral notice to the Purchasers.

        (c) Not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Corporation in which the Closing Date occurs, the Corporation will make generally available to its security holders an earnings statement (which need not be audited) covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act.

        (d) The Corporation will furnish to you copies of the following documents, in each case as soon as available after filing and in such quantities as you reasonably request (i) the Registration Statement relating to the Notes as originally filed and all pre-effective amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission); (ii) each prospectus relating to the Purchased Notes; and (iii) during the time when a prospectus relating to the Purchased Notes is required to be delivered under the Act, all post-effective amendments and supplements to the Registration Statement or Prospectus, respectively (except supplements relating to securities that are not Purchased Notes).

        (e) The Corporation will use its best efforts to obtain the qualification of the Purchased Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution, provided, however, that the Corporation shall not be required to qualify as a foreign corporation or to file any consent to service of process under the laws of any jurisdiction or to comply with any other requirements deemed by the Corporation to be unduly burdensome.

        (f) During the period of five years after the Closing Date, the Corporation will furnish to you, and upon request, to each of the other Purchasers: (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Corporation filed with the Commission under the Exchange Act or mailed to shareholders, and (iii) from time to time, such other information concerning the Corporation as you may reasonably request.

        (g) The Corporation will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Purchasers for any expenses (including Blue Sky fees not exceeding $6,000 and disbursements of counsel) incurred by them in connection with qualification of the Purchased Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any filing fees charged by investment rating agencies for the rating of the Purchased Notes, for any expenses incurred in connection with listing the Purchased Notes on a national securities exchange and for expenses incurred in distributing prospectuses to the Purchasers, except that if this Agreement is terminated by the Purchasers under Section 6(c) hereof, the Corporation shall not be obligated to reimburse the Purchasers for any of the foregoing expenses.

        (h) The Corporation will not offer or sell any of its other debt securities which are substantially similar to the Purchased Notes prior to ten business days after the Closing
    Date without the consent of the Purchasers.

        6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Purchased Notes will be subject to the accuracy of the representations and warranties on the part of the Corporation herein, to the accuracy of the statements of Corporation officers made pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder and to the following additional conditions precedent:

        (a) Subsequent to the signing of this Agreement, you shall have received letters of Coopers & Lybrand related to Baltimore Gas and Electric Company and Price Waterhouse related to Potomac Electric Power Company, dated the Closing Date, confirming that they are independent public accountants within the meaning of the Act and the 33 Act Rules and Regulations, and stating in effect that for the respective companies that:

            (i) In their opinion, the consolidated financial statements and supporting schedules audited by them which are included in the company's Form 10-K ("Form 10-K"), which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

            (ii) On the basis of procedures specified in such letter (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors and the Executive Committee of the company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, performing procedures specified in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited interim consolidated financial statements of the company incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of the company, and making inquiries of certain officials of the company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable requirements  of  the  Act  and  the  33  Act  Rules  and
        Regulations and the Exchange Act and the Exchange Act Rules and Regulations or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (2) at the date of the latest available balance sheet not incorporated by reference in the Registration Statement there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets or common shareholders' equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, the ratio of earnings to fixed charges (measured on the most recent twelve month period), or in earnings per share of common stock except in all instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; or
        (3) at a specified date not more than five days prior to the Closing Date, there was any change in the capital stock or long-term debt of the company or, at such date, there was any decrease in net assets of the company as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, [or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than five days prior to the Closing Date, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in earnings applicable to common stock,] except in all cases for changes or decreases which the Registration Statement discloses have occurred or may occur, or which are described in such letter; and

            (iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the company) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the company, except as described in such letter.

        (b) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Corporation or you, shall be contemplated by the Commission.

        (c) Subsequent to the date of this Agreement, (i) there shall not have occurred any change or any development involving a prospective change not contemplated by the Prospectus in or affecting particularly the business or properties of the Corporation which, in the judgment of a majority in interest of the Purchasers including you, materially impairs the investment quality of the Purchased Notes, (ii) no rating of any of the Corporation's debt securities shall have been lowered by any recognized rating agency and (iii) trading in securities generally on the New York Stock Exchange shall not have been suspended nor limited, other than a temporary suspension in trading to provide for an orderly market, nor shall minimum prices have been established on such Exchange, a banking moratorium shall not have been declared either by New York State or Federal authorities and there shall not have occurred an outbreak or escalation of major hostilities in which the United States is involved or other substantial national or international calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Purchased Notes.

        (d) There shall not be in effect on the Closing Date any order of the Public Service Commission of Maryland or the Public Service Commission of the District of Columbia which would prevent the issuance, sale and delivery of the Purchased Notes in accordance with the terms contemplated by this Agreement.

        (e) You shall have received an opinion, dated the Closing
    Date, of counsel of the Corporation (relying on Piper and Marbury as to Virginia law) to the effect that:


            (i) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and the Commonwealth of Virginia, with power and authority (corporate and other) to own its respective properties and conduct its respective businesses as described in the Prospectus; and the Corporation is duly qualified to do business as a foreign corporation in good standing in the Commonwealth of Pennsylvania, the District of Columbia and all other jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material and adverse impact on its financial condition;

            (ii) The Indenture has been duly authorized, executed and delivered by the Corporation and is a valid instrument, legally binding on the Corporation and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity;

                (iii)  The  issuance and sale  of  the  Purchased
        Notes have been duly authorized by all necessary corporate action of the Corporation. The Purchased Notes being delivered to the Purchasers at the Closing (assuming that they have been duly authenticated by the Trustee or a duly designated Authentication Agent under the Indenture, which fact counsel need not verify by an inspection of the Purchased Notes), have been duly issued and constitute legal, valid, and binding obligations of the Corporation enforceable in accordance with their terms, and are entitled to the benefits provided by the Indenture except as such enforceability or entitlement may be limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights and by general principles of equity;

                 (iv)   The  Registration  Statement  has  become
        effective under the Act and, (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;
        (b) the Registration Statement (as of its effective date) and the Prospectus (as of the date of this Agreement) and any amendments or supplements thereto, as of their respective dates, appeared to comply as to form in all material respects with the requirements of Form S-3 under the Act and the 33 Act Rules and Regulations and the Trust Indenture Act; (c) such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statement therein not misleading; (d) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; (e) and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel, in addressing the matters covered in this paragraph (iv) need express no opinion as to the financial statements or other financial and statistical information contained in the Registration Statement or the Prospectus or incorporated therein or attached as an exhibit thereto or as to the Statement of Eligibility and Qualification on Form T-l of the Trustee under the Indenture.

            (v) The approvals of the Public Service Commission of Maryland and the Public Service Commission of the District of Columbia necessary for the valid issuance by the Corporation of the Purchased Notes pursuant to this Agreement have been obtained and continue in full force and effect. The Corporation has received the approval of FERC for the issuance of Purchased Notes on or before December 31, 1998 with maturities of not more than 12 months after the date of issuance and the approval of FERC will be required for the issuance of any Purchased Notes having such maturities after December 31, 1998 and such counsel knows of no other approval of any other regulatory authority which is legally required for the valid offering, issuance, sale and delivery of the Purchased Notes by the Corporation under this Agreement (except that such opinion need not pass upon the requirements of state securities acts);

            (vi) To the best of such counsel's knowledge and belief, the consummation of the transactions contemplated in this Agreement and the compliance by the Corporation with all the terms of the Indenture did not and will not result in a breach of any of the terms and provisions of, or constitute a default under, the Corporation's Charter or By-Laws or any indenture, mortgage or deed of trust or other agreement or instrument to which the Corporation is a party;

             (vii)   Each   of  this  Agreement,   the   Interest
        Calculation   Agency  Agreement   and   the   Letter   of
        Representations has been duly authorized, executed and delivered by the Corporation;

            (viii) The Indenture is duly qualified under the Trust Indenture Act;

            (ix) The issuance, sale and delivery of the Purchased Notes as contemplated by this Agreement are not subject to the approval of the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act"); and

            (x) The Notes and Indenture conform as to legal matters with the statements concerning them in the Registration Statement and Prospectus under the caption "DESCRIPTION OF NOTES" and on the cover page of the Prospectus.

        (f) The Purchasers shall have received from Cahill Gordon
&  Reindel,  counsel  for the Purchasers, an  opinion  dated  the

Closing Date, with respect to the matters referred to in paragraph 6(e) subheadings (ii), (iii), (iv)(b), (v), (vii),
(viii) and (x) and such other matters as the Purchasers shall reasonably request and the Corporation shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

             In rendering such opinion, Cahill Gordon & Reindel may rely, as to the incorporation of the Corporation, the approvals of the Public Service Commission of Maryland and the Public Service Commission of the District of Columbia required for the issuance, sale and delivery of the Purchased Notes and all other matters governed by the laws of the State of Maryland and the Commonwealth of Virginia, the applicability of the 1935 Act, and FERC approval for the issuance, sale and delivery of the Purchased Notes, upon the opinion of Counsel for the Corporation referred to above.

             In  addition,  such counsel shall  state  that  such
counsel has participated in conferences with officers, counsel and other representatives of the Corporation, representatives of the independent public accountants for the Corporation and representatives of the Purchasers at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in their opinion rendered pursuant to subheading (x) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Corporation), no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement (as of its effective date) or the Prospectus (as of the date of this Agreement), and any subsequent amendments or supplements thereto, as of their respective dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements therein not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus or incorporated therein or as to the Statement of Eligibility and Qualification on Form T-l of the Trustee under the Indenture).

        (g) You shall have received a certificate of the Chairman of the Board, Chief Executive Officer, Vice Chairman, President, any Vice President or the Treasurer and a principal financial or accounting officer of the Corporation, dated the Closing Date, in which such officers shall state, to the best of their knowledge after reasonable investigation, and relying on opinions of counsel to the extent that legal matters are involved, that the representations and warranties of the Corporation in this Agreement are true and correct in all material respects, that the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operation of the Corporation except as set forth or contemplated in the Prospectus or as described in such certificate.

        (h) The Corporation will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

        In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telecopy to the Corporation without liability or obligation on the part of the Corporation or any Purchaser, except as set forth in Section 10 hereof.

        7. Conditions of the Obligations of the Corporation. The obligations of the Corporation to sell and deliver the Purchased
Notes are subject to the following conditions precedent:

        (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Corporation or you, shall be contemplated by the Commission.

        (b) There shall not be in effect on the Closing Date any order of the Public Service Commission of Maryland, the Public Service Commission of the District of Columbia, or the Federal Energy Regulatory Commission which would prevent the issuance, sale and delivery of the Purchased Notes or which contains conditions or provisions with respect thereto which are not acceptable to the Corporation, it being understood that no order in effect at the date of this Agreement contains any such unacceptable conditions or provisions.

        If any such condition shall not have been satisfied, then the Corporation shall be entitled, by notice in writing or by telecopy to you, to terminate this Agreement without any liability on the part of the Corporation or any Purchaser, except as set forth in Section 10 hereof.

       8.  Indemnification.

        (a) The Corporation will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act or Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable to such Purchaser or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Corporation by such Purchaser or such controlling person specifically for use therein unless such loss, claim, damage or liability arises out of the offer or sale of the Purchased Notes occurring after such Purchaser or controlling person has notified the Corporation in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which the Corporation may otherwise have.

        (b) Each Purchaser will indemnify and hold harmless the Corporation, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Corporation within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Corporation or any such director, officer or controlling person may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Corporation by such Purchaser specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Purchaser will not be liable to the Corporation, or any such director, officer or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of the offer or sale of Purchased Notes occurring after such Purchaser has notified the Corporation in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under (a) and (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Notes (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Corporation and the Purchasers and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Purchaser or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchased Notes, purchased by the Purchaser under this Agreement, less the aggregate amount of any damages which such Purchaser or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. The Purchasers' obligations to contribute are several in proportion to their respective underwriting obligations and are not joint.

          9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Purchased Notes hereunder and the aggregate principal amount of Purchased Notes which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of Purchased Notes or less, you may make arrangements satisfactory to the Corporation for the purchase of such Purchased Notes by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Notes which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Purchased Notes with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to you and the Corporation for the purchase of such Purchased Notes by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Corporation, except as provided in Section 10. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchased Notes hereunder, the Corporation may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Corporation will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made
necessary.   As  used  in this Agreement,  the  term  "Purchaser"
includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Corporation or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser or the Corporation or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Notes. If this Agreement is terminated pursuant to Section 6, 7 or 9 or if for any reason the purchase of the Purchased Notes by the Purchasers is not consummated, the Corporation shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g). In addition, in such event the respective obligations of the Corporation and the Purchasers pursuant to Section 8 shall remain in effect; provided, however, that you will use your best efforts to promptly notify each other Purchaser and each dealer and prospective customer to whom you have delivered a Prospectus for the Purchased Notes by telephone or telegraph, confirmed by letter in either case, of such termination or failure to consummate, including in such notice instructions regarding the continued use of the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus.

         11. Notices. All communications hereunder will be in writing, and, if sent to the Purchasers will be mailed, delivered or telecopied and confirmed to the address furnished in writing for the purpose of such communications hereunder, or, if sent to the Corporation, will be mailed, delivered or telecopied and confirmed to it, attention of Treasurer at 39 W. Lexington Street, Baltimore, Maryland 21201, telecopier (410) 234-5367; provided, however, that any notice to a Purchaser pursuant to
Section 8 will be mailed, delivered or telecopied to such Purchaser at its address appearing in its Purchasers' Questionnaire.

         12. Successors. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

         13.  Construction.   This Purchase  Agreement  shall  be
governed by and construed in accordance with the laws of the State of Maryland.

         14. Counterparts. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                                             Exhibit D
                                             to Agency Agreement

                       PURCHASE AGREEMENT
                    (for purchaser's account)



                                             [Date]



Constellation Energy Corporation
39 W. Lexington Street
Baltimore, Maryland 21201

Attention:  Treasurer

          The undersigned agrees to purchase the following principal amount of the Notes described in the Agency Agreement among Constellation Energy Corporation; Lehman Brothers, Lehman Brothers Inc.; Goldman, Sachs & Co.; and Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated dated _____________, 1997 (the "Agency Agreement"):

    Principal Amount:                    $ _________________

    Fixed Interest Rate (if applicable):   _________________  %

    Floating Interest Rate (if applicable):

        Interest Rate Basis:             ___________________

        Spread:                          ___________________

        Spread Multiplier:               ___________________

        Index Maturity:                  ___________________

        Initial Interest Rate:           ___________________

        Maximum Interest Rate:           ___________________

        Minimum Interest Rate:           ___________________

        Interest Reset Dates:            ___________________

        Interest Determination Dates:    ___________________

        Calculation Agent:               ___________________

    Interest Payment Dates:              ___________________

    Stated Maturity:                     ___________________

        Redeemable at the            Redemption Prices
        option of the Corporation    (% of Principal Amount)
        on or after:

        ________________                 ___________________
        ________________                 ___________________
        ________________                 ___________________

        Subject to repurchase
        by the Corporation at the        Repurchase Prices
        option of the holder on:         (% of Principal Amount)

        ________________                 __________________
        ________________                 __________________
        ________________                 __________________

        Discount: ______________ % of Principal Amount

        Price to be paid
         to Corporation
         (in immediately
         available funds):           $ _______________

        Settlement Date:               ________________ , 19 ____

        Except as otherwise expressly provided therein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The term Agent, as used in the Agency Agreement, shall be deemed to refer only to the undersigned for purposes of this Agreement.

         This Agreement incorporates by reference Sections 4,  6,
7, 12 and 13 of the Agency Agreement, the first and last sentences of Section 9 thereof and, to the extent applicable, the

Procedures.   You  and  we  agree  to  perform,  to  the   extent
applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

         Our obligation to purchase Notes hereunder is subject to the accuracy on the above Settlement Date of your representations and warranties contained in Section 2 of the Agency Agreement (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended at such Settlement Date) and to your performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof. Our obligation hereunder is also subject to the following conditions:

        (a) the satisfaction, at such Settlement Date, of each of the conditions set forth in subsections (a), (b) and (d) through
(h) of Section 5 of the Agency Agreement (it being understood that each document so required to be delivered shall be dated such Settlement Date and that each such condition and the statements contained in each such document that relate to the Registration Statement or the Prospectus shall be deemed to relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented at the time of settlement on such Settlement Date and except that the opinion described in
Section 5(d) of the Agency Agreement shall be modified so as to state that the Notes being sold on such Settlement Date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (ii) of Section 5(d) of the Agency Agreement, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date); and

         (b) there shall not have occurred (i) any change, or any development involving a prospective change not contemplated by the Prospectus, in or affecting particularly the business or properties of the Corporation which, in our judgment, materially impairs the investment quality of the Notes, (ii) any downgrading in the rating of the Corporation's debt securities by any
"nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) any suspension or limitation of trading, other than a temporary suspension in trading to provide for an orderly market, in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Corporation on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in our judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

         In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Corporation in the United States, other than sales of Notes, borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

         If for any reason our purchase of the above Notes is not consummated, you shall remain responsible for the expenses to be paid or reimbursed by you pursuant to Section 4 of the Agency Agreement and the respective obligations of you and the undersigned pursuant to Section 7 shall remain in effect. If for any reason our purchase of the above Notes is not consummated other than because of our default or a failure to satisfy a condition set forth in clause (iii), (iv) or (v) of paragraph (b) above, you shall reimburse us, severally, for all out-of-pocket expenses reasonably incurred by us in connection with the offering of the above Notes and not otherwise required to be reimbursed pursuant to Section 4 of the Agency Agreement.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

                                     [Insert Name of Purchaser]

                                     By: _____________________


CONFIRMED AND ACCEPTED, as of
the date first above written:


CONSTELLATION ENERGY CORPORATION


By: ____________________________